Exhibit 99.1

N E W S R E L E A S E

MEDIA CONTACTS
MVB Bank and Victor:
Amy Baker
VP, Corporate Communications & Marketing
abaker@mvbbanking.com
(844) 682-2265

NYDIG:
Conor Shea
Edelman
Conor_shea@edelman.com

MVB INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Bank, Victor and NYDIG Announce Partnership to Offer Industry’s First White Label Bitcoin and Banking Platform to Fintechs
Partnership to Integrate Bitcoin Products into MVB Bank’s Industry-Leading Banking-as-a-Service Offering for Fintechs, Powered by NYDIG’s Secure, Regulated, Full-Stack Bitcoin Platform

(FAIRMONT, W.Va., and NEW YORK, N.Y.) Sept. 7, 2021 – MVB Bank, Inc., a wholly-owned subsidiary of MVB Financial Corp. (“MVB Financial”) (Nasdaq: MVBF) (collectively “MVB”) and Victor Technologies, Inc. (“Victor”), a wholly-owned subsidiary of MVB Edge Ventures, Inc., today announced a partnership with NYDIG, a leading technology and financial services firm dedicated to Bitcoin, to integrate Bitcoin into MVB’s industry-leading Banking-as-a-Service (BaaS) solutions. This partnership will allow MVB’s Fintech clients to offer Bitcoin-related products – all powered by NYDIG’s secure, regulated, full-stack platform – alongside the banking products MVB enables today.

MVB Bank currently empowers more than 50 Fintech, Payments and Gaming clients and millions of their clients via its diversified banking and payments solutions.

“On today’s rapidly changing financial frontier, we are proud to partner with a firm like NYDIG,” said Larry F. Mazza, CEO and President, MVB Financial. “NYDIG has a vision to make Bitcoin more accessible. Adding Bitcoin functionality to MVB’s already industry-leading Banking-as-a-Service solutions will propel that vision into reality and help our clients compete.”

“MVB created the Victor platform to make it faster and easier to launch and scale Fintech, Gaming, Digital Asset and Payments solutions,” said Matt West, Chief Strategy Officer, MVB Financial, and Executive Chairman, Victor. “We are thrilled that NYDIG chose to leverage Victor to integrate with MVB and that our developer-friendly APIs accelerated the timeline to launch this exciting program.”

Fintechs looking to integrate Bitcoin into their offering will now have a turnkey solution capable of delivering both traditional banking products and a range of Bitcoin products such as trading and rewards.

“Our partnership with MVB represents an important milestone for Bitcoin,” said Patrick Sells, NYDIG Chief Innovation Officer. “Up to this point, only a select few fintech companies have been able to offer Bitcoin products and services, and it has been difficult to achieve. Now the industry has its first turnkey platform to seamlessly deliver white label banking and Bitcoin products side by side. I can’t wait to see how this partnership will help MVB’s clients – across fintech, gaming and beyond – to continue to innovate.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the innovative financial holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Through its subsidiary, MVB Bank, Inc., (“MVB Bank”) and the bank’s subsidiaries, MVB provides services to individuals and corporate clients in the Mid-Atlantic region, as well as to Fintech, Payment and Gaming clients throughout the United States. For more information about MVB, please visit ir.mvbbanking.com.

About Victor

A wholly-owned subsidiary of MVB Edge Ventures, Victor Technologies, Inc. (“Victor”) makes it faster and easier to launch and scale a broad spectrum of Fintech solutions for the Gaming, Payments, Banking-as-a-Service and Digital Asset sectors. Fintech developers can build solutions to manage and move money in a matter of weeks with developer-friendly APIs. Banks can onboard and manage more programs with Victor’s tailored due diligence, risk assessment and oversight workflow tools. Recognizing the complexity of the Fintech ecosystem, Victor also supports seamless integration with a proven network of value-added technology and service providers. For more information, visit https://victorfi.com/.

About NYDIG

NYDIG provides Bitcoin technology and financial services solutions to banks, insurers, corporations and institutions. The firm and its products meet the industry’s highest regulatory, audit, and governance standards. Learn more at nydig.com, or connect on LinkedIn and Twitter.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s future plans with regard to its Fintech line of business. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in Fintech companies; inability to further scale up the Fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.